EMPLOYMENT AGREEMENT
                               (Marc R. Silverman)

      This Employment Agreement (this "Agreement") is entered into effective as of the 1st day of January, 2005 (the "Effective Date"), by and between Performance Health Technologies, Inc., a Delaware corporation ("Company"), and Marc R. Silverman ("Executive").

      WHEREAS, Company is engaged in the business of designing, developing, manufacturing, and marketing health care rehabilitation products; and

      WHEREAS, Company desires to retain the services of Executive in a capacity appropriate to his knowledge and experience and Employee desires to provide his services as provided in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. EMPLOYMENT. Company agrees to employ Executive and Executive agrees to accept employment with Company subject to the conditions herein.

      2. TERM.

            (a) TERM. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the termination of this Agreement following the Conversion Option as provided in Section 2(c) or (d),
(ii) two years after the date the first Conversion Trigger occurs, or (iii) termination in accordance with Section 5. The term of this Agreement is referred to herein as the "Employment Term."

            (b) CONVERSION OPTION. The "Conversion Option" shall be deemed to occur if and when Company, upon approval of the Company's Board of Directors, tenders to Executive a Consulting Agreement substantially in the form of Exhibit A (or, if not substantially in the form of Exhibit A, with such modifications as are mutually acceptable to Company and Executive) duly executed by Company (such agreement hereinafter referred to as the "Consulting Agreement"). PROVIDED, HOWEVER, the Conversion Option may not occur until at least one of the Conversion Triggers occurs. Any of the following shall be a "Conversion Trigger": (i) Company receives an aggregate of $2.5 million of gross proceeds from one or more financings from and after the Effective Date, (ii) the sale, lease, license, or similar transaction of, or involving, all or substantially all of Company's assets, products, or technology, or (iii) a change-in-control of Company, as defined in Company's Amended and Restated 1999 Stock Incentive Plan, as amended from time to time. Company shall have the right, in its sole discretion, but no duty, to tender the Consulting Agreement.

            (c) ACCEPTANCE OF CONSULTING AGREEMENT. In the event Executive accepts the Consulting Agreement, this Employment Agreement shall be deemed to terminate as of the end of the normal Company pay period following the date the Consulting Agreement is tendered and the effective date of the Consulting Agreement shall be deemed to commence simultaneous with the termination of this Agreement.

            (d) REJECTION OF CONSULTING AGREEMENT. In the event Executive rejects the Consulting Agreement, the rejection shall be deemed for all purposes under this Agreement to be notice of Executive's voluntary termination under
Section 5(d). The notice shall be deemed given as of the end of the normal Company pay period following the date the Consulting Agreement is tendered and the 90-day period contemplated in Section 5(d) shall run from such date. Following such 90-day period the provisions of this Agreement that survive termination of this Agreement, including, without limitation, Section 7, 8, and 9 shall continue in full force and effect as provided in this Agreement.

            (e) REJECTION OR ACCEPTANCE OF CONSULTING AGREEMENT. Regardless of whether Executive accepts or rejects the Consulting Agreement, upon tender of the Consulting Agreement all non-expired Options issued to Executive under the Company's 1999 Stock Incentive Plan, as such Plan has heretofore or may hereafter be amended (the "Plan") shall be deemed vested automatically without action of Company or Executive. Additionally, as soon as reasonably practicable after the tender of the Consulting Agreement, Executive shall surrender to the Company all such non-expired Qualified Options and Company shall issue in exchange therefore Nonqualified Options on the same terms and conditions as the surrendered. For purposes of illustration, if Executive surrenders Qualified Options that expire in May 2007 with an option price of $.50 and Qualified Options that expire in October 2012 with an option price of $.75, the Nonqualified Options to be issued by Company in exchange would expire on May 2007 with an option price of $.50 and October 2012 with an option price of $.75, respectively, and all other terms of the Nonqualified Options would be the same as the Qualified Options.

      3. DUTIES AND RESPONSIBILITIES.

            (a) TITLE. Subject to the power of the Board of Directors of Company to elect and remove officers, Executive shall serve Company as Chief Executive Officer and President, or otherwise, in a capacity and with a title appropriate to his knowledge and experience as the Board of Directors from time to time may determine and shall perform, faithfully and diligently, the supervisory and management services and functions relating to such position or otherwise reasonably incident to such position as may be designated from time to time by the Board of Directors; provided, however, that all such services and functions shall be reasonable and within Executive's area of expertise.

            (b) SCHEDULE. Executive shall, during the Employment Term, devote such of his time, attention, energies and business efforts to his duties as an executive of Company as are reasonably necessary to carry out such duties. Executive shall not, during the Employment Term, engage in any other business activity (regardless of whether such business activity is pursued for gain, profit, or other pecuniary advantage) if such business activity would materially impair Executive's ability to carry out his duties hereunder.

      4. COMPENSATION AND BENEFITS. As compensation for his services under the terms of this Agreement:

            (a) BASE SALARY. Commencing on the Effective Date of this Agreement, Executive shall be paid an annual salary of not less than $162,000, payable in accordance with the standard payroll policies of Company. Such annual salary is herein referred to as the "Base Salary." Of the Base Salary, $30,000 per annum will be deferred at the rate of $2,500 per month. The deferred portion of the salary will be paid at such time and in such manner as is mutually agreed upon by the Compensation Committee of the Board of Directors and Mr. Silverman. Until paid, the deferred compensation accrues interest at the rate of 6% per annum. The Base Salary shall be reviewed annually by the Board of Directors and shall be subject to increase or decrease (but not below $162,000).

            (b) BENEFITS. Executive shall be entitled to receive any and all current or future benefits resulting from such group life, sickness, accident, health, and disability insurance programs that are provided from time to time to Company's employees generally or as are otherwise approved from time to time by the Board of Directors of Company. Nothing in this Agreement shall be deemed to obligate Company to provide any such benefits or to prevent Company from increasing or decreasing any such benefits in any manner approved from time to time by the Board of Directors of Company.

            (c) VACATIONS. Executive shall be entitled to such vacation, holidays, and other paid or unpaid leaves of absence as are consistent with the normal policies of Company or as are otherwise approved by the Board of Directors.

      5. TERMINATION OF EMPLOYMENT.

      (a) FOR DUE CAUSE. Nothing herein shall prevent Company from terminating Executive, without prior notice, for Due Cause, in which event Executive shall be entitled to receive his Base Salary until the date of termination and all compensation and benefits described in this Agreement shall then cease. The term "Due Cause" shall mean:

                  (i) Executive has committed a material breach of this Agreement, a misappropriation of funds, or other willful serious act against Company or any of its Affiliates (as hereinafter defined) intending to enrich himself at the expense of Company or any of its Affiliates or has been convicted of a felony,

                  (ii) Executive has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to Company or any of its Affiliates as evidenced by a binding and final judgment, order, or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit, or proceeding, whether civil, criminal, administrative, or investigative,

                  (iii) Executive, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to Company or any of its Affiliates, or

                  (iv) Executive has refused to carry out his duties in gross dereliction of duty, and after receiving notice to such effect from the Board of Directors, Executive fails to cure the existing problem within 30 days.

For purposes of this Agreement, "Affiliate" shall mean any individual or any corporation, partnership, association, limited liability company, or other entity that directly or indirectly through one or more intermediary's controls, or is controlled by, or is under common control with Company.

            (b) UPON DEATH. In the event of the death of Executive, this Agreement shall terminate on the date of death and the estate of Executive shall be entitled to receive his Base Salary to the date of death and all compensation and benefits described in this Agreement shall then cease.

            (c) UPON DISABILITY. In the event Executive suffers a "Disability" (as hereinafter defined), this Agreement shall terminate on "the date on which the Disability occurs" (as hereinafter defined) and Executive shall be entitled to his Base Salary to the date on which the Disability occurs and all compensation and benefits described in this Agreement shall then cease. For purposes of this Agreement, "Disability" shall mean the inability or incapacity of Executive for three months to perform the duties and responsibilities related to the job or position with Company under this Agreement and "the date on which the Disability occurs" shall mean the first day following such three-month period. Such inability or incapacity shall be documented to the reasonable satisfaction of the Board of Directors by appropriate correspondence from registered physicians reasonably satisfactory to the Board of Directors.

            (d) VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment under this Agreement at any time by providing at least ninety (90) days' prior written notice to Company. In such event, Executive shall be entitled to receive his Base Salary until the date his employment terminates and all compensation and benefits described in this Agreement shall then cease.

            (e) WITHOUT DUE CAUSE. Anything in this Agreement to the contrary notwithstanding, this Agreement and Executive's employment hereunder may be terminated by Company without Due Cause by providing Executive with written notice of such termination. In such event, Executive shall be entitled to receive his Base Salary and all other benefits described in this Agreement until the end of the Employment Term in effect immediately before the termination.

      6. ACKNOWLEDGEMENTS BY EXECUTIVE. Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, and intellectual character;

            (b) Company's business is national in scope and its services are marketed throughout the United States; and (c) Company competes with other businesses that are or could be located in any part of the United States. Executive further acknowledges and agrees the terms of Sections 7, 8, and 9 are fair and reasonable and shall survive and continue according to their terms notwithstanding the expiration, termination, or cancellation of this Agreement or the exercise of the Conversion Option by Company.

      7. NON-COMPETE AND NON-SOLICITATION COVENANTS OF EXECUTIVE.

            (a) COVENANTS. During the Employment Term and during the Post-Employment Period (defined below), Executive covenants that he will not, directly or indirectly:

                  (i) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any business whose products, services, or activities compete in whole or in part with the products, services, or activities of Company anywhere within the Applicable Geographic Area (as hereinafter defined); provided, however, that Executive may purchase or otherwise acquire less than five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (ii) whether for Executive's own account or for the account of any other person, solicit business of the same or similar type being carried on by Company, from any person known by Executive to be a customer of Company, whether or not Executive had personal contact with such person during and by reason of Executive's employment with Company; or

                  (iii) whether for Executive's own account or the account of any other person, (A) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of Company at any time during the Employment Term or in any manner induce or attempt to induce any employee of Company to terminate his or her employment with Company; or (B) interfere with Company's relationship with any person, including any person who at any time during the Employment Term was an employee, contractor, supplier, or customer of Company.

            (b) POST-EMPLOYMENT PERIOD. For purposes of this Section 7, the term "Post-Employment Period" means the period that ends one year after the last to occur of (i) the end of the Employment Term; (ii) the end of the Consulting Term under the Consulting Agreement, or (iii) the final payment of any compensation due under either this Agreement or the Consulting Agreement.

            (c) APPLICABLE GEOGRAPHIC AREA. For purposes of this Section 7, the term "Applicable Geographic Area" means the United States.

            (d) REFORMATION. If any covenant in this Section 7 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Executive.

            (e) FUTURE EMPLOYMENT. Executive will, while the covenant under this
Section 7 is in effect, give notice to Company, within ten days after accepting any other employment or engagement (as an employee, consultant, independent contractor, or otherwise), of the identity of Executive's employer. Company may notify such employer that Executive is bound by this Agreement and, at Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

      8. PROPERTY RIGHTS. Executive agrees promptly to disclose to Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, and know-how that are conceived, devised, invented, developed, or reduced to practice or tangible medium by Executive, under Executive's direction, or jointly with others during any period that Executive is employed or engaged by Company (whether or not during normal working hours or on the premises of Company) which relate, directly or indirectly, to the business of Company and arise out of Executive's employment with Company (hereinafter "Property and Rights"). Executive hereby assigns (and agrees to assign in the future) to Company all of his right, title, and interest to the Property and Rights and any and all related patent rights, copyrights, and applications and registrations therefor. During and after his employment, Executive shall cooperate with Company, at Company's expense, in obtaining proprietary protection for the Property and Rights and Executive shall execute all documents which Company shall reasonably request in order to perfect Company's rights in the Property and Rights. Executive hereby appoints Company his attorney to execute and deliver any such documents on his behalf in the event Executive should fail or refuse to do so within a reasonable period following Company's request, such appointment to be deemed coupled with an interest. Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which limits the assignability to Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or Company agrees is subject to such state limitation.

      9. CONFIDENTIALITY. Executive understands that Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships, and financial affairs (the "Confidential Information") which may become known to Executive in connection with his employment. Executive acknowledges that all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of Company or the third party providing such information to Company. By way of illustration, but not limitation, Confidential Information may include Property and Rights, trade secrets, technical information, know-how, research and development activities of Company, product and marketing plans, customer and supplier information, and information disclosed to Company or Executive by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data, and other documents and records of Company. Executive agrees that Executive shall not, during the Employment Term and thereafter, publish, disclose, or otherwise make available to any third party, other than employees of Company with a need to know, any Confidential Information except as expressly authorized in writing by Company. Executive agrees that Executive shall use such Confidential Information only in the performance of his duties for Company and in accordance with any Company policies with respect to the protection of Confidential Information. Executive agrees not to use such Confidential

Information for his own benefit or for the benefit of any other person or business entity. Executive agrees to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in his possession and not to remove any materials containing Confidential Information from Company's premises except to the extent necessary to his employment. Upon the termination of his employment, or at any time upon Company's request, Executive shall return immediately to Company any and all materials containing any Confidential Information then in his possession or under his control. Confidential Information shall not include information which (a) is or becomes generally known within Company's industry through no fault of Executive; (b) is lawfully and in good faith made available to Executive by a third party who did not derive it from Company and who imposes no obligation of confidence on Executive; or (c) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to Company.

      10. INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. Executive acknowledges that the injury that would be suffered by Company as a result of a breach of the provisions of this Agreement (including any provisions of Sections 7, 8, and 9) would be irreparable and that an award of monetary damages to Company for such a breach would be an inadequate remedy. Consequently, Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. and Company will not be obligated to post bond or other security in seeking such relief. Without limiting Company's rights under this Section 10 or any other remedies of Company and notwithstanding any other provisions of this Agreement, if Executive breaches any of the provisions of Sections 7, 8, or 9, Company will have the right to cease making any payments otherwise due to Executive under this Agreement.

      11. PRESERVATION OF BUSINESS AND FIDUCIARY RESPONSIBILITY. Executive shall use his best efforts to preserve the business and organization of Company, to keep available to Company the services of present employees, and to preserve the business relations of Company with suppliers, distributors, customers, and others. Executive shall not commit any act, or in any way assist others to commit any act, that would injure Company or its Affiliates. So long as Executive is employed by Company, Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and position.

      12. MISCELLANEOUS.

            (a) NOTICES. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (notice to Company will only be deemed given when both the original notice to the Vice President Finance/Human Resources and the copy have been delivered):

TO COMPANY:                                      TO EXECUTIVE:
Performance Health Technologies, Inc.            Marc R. Silverman
Attn: Vice President Finance/Human Resources
Second Floor
6654 Gunpark Drive
Boulder, CO 80301

WITH A COPY TO:
William F. Riggs
Doerner, Saunders, Daniel & Anderson, L.L.P.
320 South Boston, Suite 500
Tulsa, OK 74103

            (b) GOVERNING LAW. The execution, validity, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

            (c) HEADINGS. The headings of this Agreement are not part of the provisions hereof and shall have no force or effect.

            (d) ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement of Executive and Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between Executive and Company with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            (e) SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any court of competent jurisdiction, Executive and Company shall either meet and negotiate substitute provisions or promptly request the court to substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

            (f) EFFECT AND ASSIGNMENT OF AGREEMENT. This Agreement shall be binding upon Executive and his heirs, executors, administrators, legal representatives, and assigns and upon Company and its respective successors and assigns. No assignment of this Agreement or of any of the rights or obligations hereunder by any party hereto shall be valid without the written consent of the other party. Provided, however, Company may assign this Agreement without the consent of Executive as part of the sale, lease, license, or similar transaction of, or involving, all or substantially all of Company's assets, products, or technology.

      IN WITNESS WHEREOF, Executive and Company have executed this Agreement on the date first above written.

"Company"                                   "Executive"
Performance Health Technologies, Inc.

By:
   ---------------------------              ---------------------------
Title:                                      Marc R. Silverman

                                    EXHIBIT A
                          FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT
                               (Marc R. Silverman)

      This Consulting Agreement (this "Agreement") is entered into effective as of [INSERT EFFECTIVE DATE OF CONSULTING AGREEMENT AS PROVIDED IN SECTION 2(C) OF THE EMPLOYMENT AGREEMENT] (the "Effective Date"), by and between Performance Health Technologies, Inc., a Delaware corporation ("Company"), and Marc R. Silverman ("Consultant").

      WHEREAS, Company is engaged in the business of designing, developing, manufacturing, and marketing health care rehabilitation products;

      WHEREAS, Company has heretofore engaged Consultant as an employee pursuant to the terms of that certain Employment Agreement effective January 1, 2005, between Consultant and Employee (the "Employment Agreement"), and pursuant to the Employment Agreement Company is authorized to tender this Consulting Agreement and upon such tender the Employment Agreement is terminated subject to certain continuing obligations as provided therein; and

      WHEREAS, Company desires to retain the services of Consultant in a consulting capacity appropriate to his knowledge and experience as provided in this Agreement and Consultant desires to provide his services in a consulting capacity as provided in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. SERVICES. Company agrees to engage Consultant and Consultant agrees to accept engagement by Company to perform consulting services and duties (the "Services and Duties") commensurate to Consultant's compensation under this Agreement and otherwise as the Board of Directors of Company from time to time requires and requests as necessary and useful to Company. The Services will generally be in the technology and product innovation and design areas but otherwise as Consultant and Company mutually agree.

      2. TERM. The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) two years after the Effective Date, or (ii) termination in accordance with Section 6. The term of this Agreement is referred to herein as the "Consulting Term."

      3. RELATIONSHIP.

            (a) INDEPENDENT CONTRACTOR. Consultant shall be and at all times remain an independent contractor for Company, with control over the accomplishment of the Services. Consultant will, at all times, conduct his business in his own name and as an independent contractor and not as an employee, partner, or joint venturer of or with Company. Consultant shall have no authority to bind Company in any way. Consultant will not at any time make any representation, either orally or in writing, that he is an employee, partner, or joint venturer of or with Company or that he has authority to bind Company. Consultant understands that he has no proprietary rights to the name "Performance Health Technologies" or the names of any of its products, nor to any combination of such names.

            (b) BENEFITS; TAXES. Consultant shall not be an employee or agent of Company; shall not be entitled to participate in or receive benefits under any Company programs maintained for Company's employees (including, without limitation, life, medical, and disability benefits, pension, profit sharing, or other retirement plans or other fringe benefits); and shall not be entitled to any direct or indirect compensation or remuneration of any kind from Company. Consultant assumes full responsibility for the payment of all income taxes, social security, and other payroll taxes for his compensation under this Agreement.

      4. SCHEDULE; MANNER AND MEANS. Unless otherwise agreed in writing executed by Consultant and Company, for the first six months of the Consulting Term, Consultant will devote 100% of his time, attention, energies and business efforts as are reasonably necessary to perform the Services; during the next six months of the Consulting Term, Consultant will devote 75% of his time, attention, energies and business efforts as are reasonably necessary to perform the Services; and during the final 12 months of the Consulting Term, Consultant will devote 50% of his time, attention, energies and business efforts as are reasonably necessary to perform the Services. Consultant's obligation under this Agreement is to complete the Services. Consultant has no obligation to work any particular hours or days or any particular number of hours or days and Company agrees that it will have no right to control or direct the details, manner, or means by which Consultant accomplishes the results of the Services.

      5. COMPENSATION. In full compensation ("Compensation") for the services under this Agreement, Consultant will be paid 50% of his Base Salary for the first six months of the Consulting Term, 37.5% of his Base Salary for the next six months of the Consulting Term, and 50% of his Base Salary during the final 12 months of the Consulting Term. As used in this Agreement, "Base Salary" shall mean the annual Base Salary as provided in the Employment Agreement immediately prior to the date of the Conversion Option. For purposes of illustration, if immediately prior to the date of the Conversion Option the Base Salary is $162,000, Consultant would be paid $81,000 for first six months of the Consulting Term, $60,750 during the next six months of the Consulting Term, and $81,000 during the final 12 months of the Consulting Term, for an aggregate compensation of $222,750 over the Consulting Term. The Compensation shall be paid monthly in arrears.

      6. TERMINATION OF AGREEMENT.

            (a) FOR DUE CAUSE. Nothing herein shall prevent Company from terminating Consultant, without prior notice, for Due Cause, in which event Consultant shall be entitled to receive his Compensation until the date of termination and thereafter Compensation shall cease. The term "Due Cause" shall mean:

                  (i) Consultant has committed a material breach of this Agreement, a misappropriation of funds, or other willful serious act against Company or any of its Affiliates (as hereinafter defined) intending to enrich himself at the expense of Company or any of its Affiliates or has been convicted of a felony,

                  (ii) Consultant has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to Company or any of its Affiliates as evidenced by a binding and final judgment, order, or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit, or proceeding, whether civil, criminal, administrative, or investigative,

                  (iii) Consultant, in performing the Services, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to Company or any of its Affiliates, or

                  (iv) Consultant has refused to perform the Services or any other obligation under this Agreement, and after receiving notice to such effect from the Board of Directors Consultant fails to cure the existing problem within 30 days.

For purposes of this Agreement, "Affiliate" shall mean any individual or any corporation, partnership, association, limited liability company, or other entity that directly or indirectly through one or more intermediary's controls, or is controlled by, or is under common control with Company.

            (b) UPON DEATH. In the event of the death of Consultant, this Agreement shall terminate on the date of death and the estate of Consultant shall be entitled to receive the Compensation to the date of death and thereafter Compensation shall cease.

            (c) UPON DISABILITY. In the event Consultant suffers a "Disability" (as hereinafter defined), this Agreement shall terminate on "the date on which the Disability occurs" (as hereinafter defined) and Consultant shall be entitled to Compensation until the date on which the Disability occurs and thereafter Compensation shall cease. For purposes of this Agreement, "Disability" shall mean the inability or incapacity of Consultant for three months to perform the Services under this Agreement and "the date on which the Disability occurs" shall mean the first day following such three-month period. Such inability or incapacity shall be documented to the reasonable satisfaction of the Board of Directors by appropriate correspondence from registered physicians reasonably satisfactory to the Board of Directors.

            (d) VOLUNTARY TERMINATION. Consultant may voluntarily terminate his engagement under this Agreement at any time by providing at least ninety (90) days' prior written notice to Company. In such event, Consultant shall be entitled to Compensation until the date of termination and thereafter Compensation shall cease.

            (e) WITHOUT DUE CAUSE. Anything in this Agreement to the contrary notwithstanding, this Agreement and Consultant's engagement hereunder may be terminated by Company without Due Cause by providing Consultant with written notice of such termination. In such event, Consultant shall be entitled to receive Compensation until the date of termination and thereafter until the end of the Consulting Term in effect immediately before the termination under this
Section 6(e).

      7. ACKNOWLEDGEMENTS BY CONSULTANT. Consultant acknowledges that: (a) the Services to be performed by him under this Agreement are of a special, unique, and intellectual character; (b) Company's business is national in scope and its services are marketed throughout the United States; and (c) Company competes with other businesses that are or could be located in any part of the United States. Consultant further acknowledges and agrees the terms of Sections 8, 9, and 10 are fair and reasonable and shall survive and continue according to their terms notwithstanding the expiration, termination, or cancellation of this Agreement.

      8. NON-COMPETE AND NON-SOLICITATION COVENANTS OF CONSULTANT.

            (a) COVENANTS. During the Consulting Term and during the Post-Consulting Period (defined below), Consultant covenants that he will not, directly or indirectly:

                  (i) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Consultant's name or any similar name to, lend Consultant's credit to, or render services or advice to, any business whose products, services, or activities compete in whole or in part with the products, services, or activities of Company anywhere within the Applicable Geographic Area (as hereinafter defined); provided, however, that Consultant may purchase or otherwise acquire less than five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (ii) whether for Consultant's own account or for the account of any other person, solicit business of the same or similar type being carried on by Company, from any person known by Consultant to be a customer of Company, whether or not Consultant had personal contact with such person during and by reason of Consultant's employment or engagement with Company; or

                  (iii) whether for Consultant's own account or the account of any other person, (A) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of Company at any time during the Consulting Term or in any manner induce or attempt to induce any employee of Company to terminate his or her employment with Company; or (B) interfere with Company's relationship with any person, including any person who at any time during the Consulting Term was an employee, contractor, supplier, or customer of Company.


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

            (b) POST-CONSULTING PERIOD. For purposes of this Section 8, the term "Post-Consulting Period" means the period that ends one year after the last to occur of (i) the end of the Employment Term under the Employment Agreement; (ii) the end of the Consulting Term, or (iii) the final payment of any compensation due under either this Agreement or the Employment Agreement.

            (c) APPLICABLE GEOGRAPHIC AREA. For purposes of this Section 8, the term "Applicable Geographic Area" means the United States.

            (d) REFORMATION. If any covenant in this Section 8 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Consultant.

            (e) FUTURE EMPLOYMENT. Consultant will, while the covenant under this Section 8 is in effect, give notice to Company, within ten days after accepting any other employment or engagement (as an employee, consultant, independent contractor, or otherwise), of the identity of Consultant's employer. Company may notify such employer that Consultant is bound by this Agreement and, at Company's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

      9. PROPERTY RIGHTS. Consultant agrees promptly to disclose to Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, and know-how that are conceived, devised, invented, developed, or reduced to practice or tangible medium by Consultant, under Consultant's direction, or jointly with others during any period that Consultant is employed or engaged by Company (whether or not during normal working hours or on the premises of Company) which relate, directly or indirectly, to the business of Company and arise out of Consultant's engagement by Company (hereinafter "Property and Rights"). Consultant hereby assigns (and agrees to assign in the future) to Company all of his right, title, and interest to the Property and Rights and any and all related patent rights, copyrights, and applications and registrations therefor. During and after his engagement, Consultant shall cooperate with Company, at Company's expense, in obtaining proprietary protection for the Property and Rights and Consultant shall execute all documents which Company shall reasonably request in order to perfect Company's rights in the Property and Rights. Consultant hereby appoints Company his attorney to execute and deliver any such documents on his behalf in the event Consultant should fail or refuse to do so within a reasonable period following Company's request, such appointment to be deemed coupled with an interest. Consultant understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which limits the assignability to Company of certain employee or consulting inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or Company agrees is subject to such state limitation.

      10. CONFIDENTIALITY. Consultant understands that Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships, and financial affairs (the "Confidential Information") which may become known to Consultant in connection with his engagement under this Agreement. Consultant acknowledges that all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of Company or the third party providing such information to Company. By way of illustration, but not limitation, Confidential Information may include Property and Rights, trade secrets, technical information, know-how, research and development activities of Company, product and marketing plans, customer and supplier information, and information disclosed to Company or Consultant by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data, and other documents and records of Company. Consultant agrees that Consultant shall not, during the Consulting Term and thereafter, publish, disclose, or otherwise make available to any third party, other than employees of Company with a need to know, any Confidential Information except as expressly authorized in writing by Company. Consultant agrees that Consultant shall use such Confidential Information only in the performance of his duties for Company and in accordance with any Company policies with respect to the protection of Confidential Information. Consultant agrees not to use such Confidential Information for his own benefit or for the benefit of any other person or business entity. Consultant agrees to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in his possession and not to remove any materials containing Confidential Information from Company's premises except to the extent necessary to his engagement. Upon the termination of his engagement, or at any time upon Company's request, Consultant shall return immediately to Company any and all materials containing any Confidential Information then in his possession or under his control. Confidential Information shall not include information which (a) is or becomes generally known within Company's industry through no fault of Consultant; (b) is lawfully and in good faith made available to Consultant by a third party who did not derive it from Company and who imposes no obligation of confidence on Consultant; or (c) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to Company.

      11. INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. Consultant acknowledges that the injury that would be suffered by Company as a result of a breach of the provisions of this Agreement (including any provisions of Sections 8, 9, and 10) would be irreparable and that an award of monetary damages to Company for such a breach would be an inadequate remedy. Consequently, Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. and Company will not be obligated to post bond or other security in seeking such relief. Without limiting Company's rights under this Section 11 or any other remedies of Company and notwithstanding any other provisions of this Agreement, if Consultant breaches any of the provisions of Sections 8, 9, or 10, Company will have the right to cease making any payments otherwise due to Consultant under this Agreement.

      12. OTHER OBLIGATIONS OF CONSULTANT.

            (a) PROTECTION OF COMPANY. Consultant shall not commit any act, or in any way assist others to commit any act, that would injure Company or its Affiliates.

            (b) PERIODIC REPORTS. From time to time, and as often as requested by Company, Consultant shall prepare and deliver to Company statements and schedules identifying and describing the Services and such other reports in connection with the Services as Company may reasonably request, all in form and substance satisfactory to Company.

            (c) COMPLIANCE. Consultant shall comply with all applicable laws, relues, and regulations in respect of the conduct of his business.

      13. MISCELLANEOUS.

            (a) NOTICES. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (notice to Company will only be deemed given when both the original notice to the Vice President Finance/Human Resources and the copy have been delivered):

TO COMPANY:                                          TO EXECUTIVE:
Performance Health Technologies, Inc.                Marc R. Silverman
Attn: Vice President Finance/Human Resources
Second Floor
6654 Gunpark Drive                                   Boulder, CO
Boulder, CO 80301
                                                     WITH A COPY TO:
WITH A COPY TO:
William F. Riggs
Doerner, Saunders, Daniel & Anderson, L.L.P.
320 South Boston, Suite 500
Tulsa, OK 74103

            (b) GOVERNING LAW. The execution, validity, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

            (c) HEADINGS. The headings of this Agreement are not part of the provisions hereof and shall have no force or effect.

            (d) ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement of Consultant and Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between Consultant and Company with respect to the subject matter hereof. Without limiting the foregoing sentence, this Agreement supersedes the Employment Agreement. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            (e) SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any court of competent jurisdiction, Consultant and Company shall either meet and negotiate substitute provisions or promptly request the court to substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

            (f) EFFECT AND ASSIGNMENT OF AGREEMENT. This Agreement shall be binding upon Consultant and his heirs, executors, administrators, legal representatives, and assigns and upon Company and its respective successors and assigns. No assignment of this Agreement or of any of the rights or obligations hereunder by any party hereto shall be valid without the written consent of the other party. Provided, however, Company may assign this Agreement without the consent of Consultant as part of the sale, lease, license, or similar transaction of, or involving, all or substantially all of Company's assets, products, or technology.

      IN WITNESS WHEREOF, Consultant and Company have executed this Agreement on the date first above written.

"Company"                                 "Consultant"
Performance Health Technologies, Inc.

By:
   ------------------------------         ------------------------------
Title:                                    Marc R. Silverman


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